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                                December 21, 2005

Liberty Small Company Growth Fund, Variable Series
c/o SteinRoe Variable Investment Trust
One Financial Center
Boston, Massachusetts 02111-2621

Ladies and Gentlemen:

We consent to the filing of form of the legal opinion our firm expects to deliver in connection with the proposed combination of Liberty Small Company Growth Fund, Variable Series, a series of SteinRoe Variable Investment Trust (the "Trust"), with Nations Small Company Portfolio, a series of Nations Separate Account Trust, with and as part of the Registration Statement of the Trust on Form N-14.

                                        Very truly yours,

                                        /s/ Ropes & Gray LLP

                                        Ropes & Gray LLP